UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Summit Wireless Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6840 Via Del Oro Ste. 280

San Jose, CA 95119

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 19, 2019

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

https://ir.summitwireless.com/sec-filings

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2019

To the Stockholders of Summit Wireless Technologies, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), will be held on December 19, 2019 at 2:00 p.m., Pacific Time, at the Company’s offices at 8875 NE Von Neumann Dr. Suite 100, Hillsboro, Oregon 97006 for the following purposes:

1. To elect eight (8) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);

2. To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal No. 2”); and

3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock and stockholders of record of the Company’s Series A 8% Senior Convertible Preferred Stock (“Series A Preferred Stock”) at the close of business on November 12, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of the Company’s Common Stock and the Company’s Series A Preferred Stock on the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock and/or Series A Preferred Stock you own. Only record or beneficial owners of the Common Stock and/or Series A Preferred Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock and/or Series A Preferred Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of the Company’s Common Stock or the Company’s Series A Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of the Company’s Common Stock or the Company’s Series A Preferred Stock on the Record Date will be disregarded.

San Jose, California	By Order of the Board of Directors,

November 19, 2019	/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Summit Wireless Technologies, Inc., a Delaware corporation, is referred to as “Summit,” the “Company,” “we,” “us” and “our.”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”) in July 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., Pacific Time, on December 19, 2019 at the Company’s offices at 8875 NE Von Neumann Dr. Suite 100, Hillsboro, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your common stock, par value $0.0001 per share (the “Common Stock”), and/or Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about November 21, 2019.

Only stockholders of record of our Common Stock and stockholders of record of our Series A Preferred Stock as of the close of business on November 12, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 24,570,247 shares of Common Stock were issued and outstanding and 250,000 shares of Series A Preferred Stock were issued and outstanding. Holders of Common Stock and Series A Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and/or share of Series A Preferred Stock held by them. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is our Chairman and Chief Executive Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect eight (8) members of our Board, each to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); and (ii) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal No. 2”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock, in the aggregate, entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).  Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock and Series A Preferred Stock, in the aggregate, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accounting Firm (Proposal No. 2).  Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock, in the aggregate, present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on Proposal No. 1 is considered “non-routine” and the vote on Proposal No. 2 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by Brett Moyer, the Chairman and Chief Executive Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 6840 Via Del Oro, Suite 280, San Jose, California 95119, telephone: (408) 627-4716.

If multiple stockholders sharing an address have received one copy of the Annual Meeting materials or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 14, 2019, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	Each of our executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 24,570,247 shares of Common Stock and 250,000 shares of Series A Preferred Stock outstanding. The percentage ownership information shown in the table excludes (i) 21,132 shares of restricted stock to be released to a terminated employee in three equal tranches over the next 15 months pursuant to the terms of such employee’s restricted stock agreement, (ii) 400,000 unvested Deferred Shares (defined below) issued to Michael Howse pursuant to the Deferred Shares Agreement (defined below), and (iii) 152,944 shares of Common Stock that the Company has agreed to issue, but were not issued as of November 14, 2019, to certain holders of the Company’s Original Warrants (defined below) pursuant to Settlement Agreements (defined below) entered into with such holders. As of the date of this Proxy Statement, no holder of Series A Preferred Stock has converted its shares of Series A Preferred Stock into shares of the Company’s common stock.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of November 14, 2019. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons has the right to acquire within sixty (60) days of November 14, 2019 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o Summit Wireless Technologies, Inc., 6840 Via Del Oro, Suite 280, San Jose, CA 95119.

	Shares Beneficially Owned				% Total
	Common Stock		Series A Preferred Stock		Voting Power
5% or greater stockholders:	Shares	%	Shares	%	(1)
Carl E. Berg (3)	1,711,594	6.9%	-	-	6.9%
Lisa Walsh (4)	6,377,276	25.2%	250,000	100.0	25.9%
MARCorp Signal, LLC (5)	2,727,244	9.9%	-	-	9.9%

Directors and executive officers (2)
Brett Moyer (6) Chief Executive Officer and Chairman	509,492	2.1%	-	-	2.1%
George Oliva (7) Chief Financial Officer	150,000	*	-	-	*
Gary Williams (8) Chief Accounting officer and Vice President of Finance	175,093	*	-	-	*
Jonathan Gazdak (9) Director	240,959	*	-	-	*
Dr. Jeffrey M. Gilbert (10) Director	50,000	*	-	-	*
Brian Herr (11) Director	2,499,808	9.9%	-	-	9.9%
Michael Howse (12) Director	110,000	*	-	-	*
Helge Kristensen (13) Director	196,917	*	-	-	*
Sam Runco (14) Director	50,000	*	-	-	*
Lisa Cummins Dulchinos (15) Director	25,000	*	-	-	*
Directors and executive officers as a group (10 persons)	4,007,269	16.1%	-	-	15.9%

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series A Preferred Stock, which have the same voting rights as our shares of Common Stock. The holders of our Common Stock and our Series A Preferred Stock are each entitled to one vote per share.

(2)	Includes fully vested warrants to purchase 764,149 shares of common stock at exercise prices between $0.01 and $5.40 per share.

(3)	Includes fully vested warrants to purchase 104,397 shares of common stock at an exercise price of $5.40 per share.

(4)	Includes (i) fully vested warrants to purchase 774,929 shares of common stock with exercise prices ranging from $0.79 to $1.98 per share and (ii) 250,000 shares of Common Stock based upon the assumed conversion of 250,000 shares of Series A Preferred Stock convertible into shares of our common stock at a price of $4.00 per share, subject to adjustment under the Certificate of Designations and a floor price of $1.50 per share.

(5)	Includes fully vested warrants to purchase 2,727,244 shares of common stock at an exercise price of $3.00 per share. Excludes (i) warrants to purchase 375,000 shares of common stock, with an exercise price of $3.00 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(6)	Includes (i) 141,733 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 33,781 shares of common stock with exercise prices ranging from $0.79 to $4.50 per share.

(7)	Includes 150,000 shares of restricted common stock that is subject to annual vesting over a period of four years beginning September 1, 2019.

(8)	Includes (i) 67,308 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 7,690 shares of common stock with exercise prices ranging from $0.79 to $4.50 per share.

(9)	Includes (i) 25,000 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019 and (ii) fully vested warrants to purchase 163,803 shares of common stock with exercise prices ranging from $3.30 to $6.25 per share. Excludes warrants to purchase 40,816, 122,272 and 75,000 shares of common stock, with exercise prices of $2.18, $1.66 and $0.875, respectively, issued to Alexander Capital, L.P., of which Mr. Gazdak is managing director and the head of investment banking.

(10)	Includes 25,000 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(11)

Includes 25,000 shares of restricted common stock held directly by Mr. Herr that are subject to annual vesting over a period of three years beginning September 1, 2019.

Other than the 25,000 shares of restricted common stock held directly by Mr. Herr, as described above, these securities are held indirectly by certain Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, L.P. (together, the “Medalist Funds”) which are managed by Medalist Partners LP (“Medalist”). Brian Herr is an employee of Medalist and/or one of its affiliates, is a partner and co-portfolio manager for each of the Medalist Funds, and is a member of our Board. Mr. Herr does not individually hold or otherwise beneficially own any of our securities. Each of the Medalist Funds has delegated to Medalist, and to Mr. Herr as partner and co-portfolio manager for each of the Medalist Funds, the power to vote and the power to direct the disposition of our securities held by the Medalist Funds. Mr. Herr disclaims beneficial ownership of any securities, except to the extent of his pecuniary interest therein. For further information regarding Mr. Herr’s relationship with the Medalist Funds, Medalist and their affiliates, see the description of Mr. Herr’s business experience as part of the biographical data provided for him under Proposal No. 1.

Includes fully vested warrants, including Pre-Funded Warrants (defined below), held by the Medalist Funds to purchase 446,592 shares of common stock with exercise prices ranging from $0.01 to 0.79 per share. Excludes warrants held by the Medalist Funds to purchase an aggregate of 440,000 shares of Common Stock with an exercise price of $0.79 per share, which contain a provision prohibiting exercise to the extent that the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (subject to increase or decrease upon prior written notice, in the case of any increase, of not less than 61 days).

(12)	Includes fully vested warrants to purchase 110,000 shares of common stock with an exercise price of $2.00 per share. Excludes (i) unvested warrants to purchase 165,000 shares of common stock at an exercise price of $2.00 per share that will vest upon the achievement of certain milestones and (ii) 400,000 Deferred Shares issued pursuant to the Deferred Shares Agreement that will vest immediately prior to a Fundamental Transaction.

(13)	Includes (i) 25,000 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019, (ii) 133,339 shares of common stock owned indirectly by Inizio Capital, (iii) 11,295 shares of common stock owned indirectly by Hansong Technology, (iv) fully vested warrants to purchase 2,283 shares of common stock at an exercise price of $5.40 per share owned indirectly by Hansong Technology. Mr. Kristensen serves as a director of Inizio Capital and as a vice president of Hanson Technology, and therefore may have voting or investment power over such shares.

(14)	Includes 25,000 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

(15)	Includes 25,000 shares of restricted common stock that is subject to annual vesting over a period of three years beginning September 1, 2019.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2020 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Brett Moyer	61	August 2010
Jonathan Gazdak	47	June 2015
Dr. Jeffrey M. Gilbert	48	April 2015
Helge Kristensen	59	August 2010
Sam Runco	71	August 2010
Brian Herr	43	February 2018
Michael Howse	57	April 2018
Lisa Cummins Dulchinos	50	June 2019

Brett Moyer, Chief Executive Officer, President and Director and Chairman

Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its board of directors since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Between August 2017 and October 2019, Mr. Moyer served as a member of the board of directors of DionyMed Brands Inc., a company which operated a multi-state, vertically integrated operating platform that designs, develops, markets and sold a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Jonathan Gazdak, Director

Jonathan Gazdak has been a member of the Company’s board of directors since June 2015. Mr. Gazdak has served as managing director and the head of investment banking at Alexander Capital L.P., an investment banking firm based in New York, since April 2014, concentrating in the technology, digital media, media and entertainment industries, as well as specialty finance vehicles. He has worked on a broad range of transactions, including public equity and debt financings, restructurings, mergers and acquisitions and special-purpose acquisition company (“SPAC”) transactions. Prior to Alexander Capital L.P., Mr. Gazdak served as head of the technology group at Aegis Capital Corp., a mid-sized broker-dealer, from November 2011 to April 2014. While at Aegis Capital Corp., he helped companies complete over 40 public and private financings and merger and acquisition transactions. Prior to Aegis Capital Corp., from June 2009 to October 2011, Mr. Gazdak worked in the media and entertainment group at Oppenheimer & Co. Inc., an investment banking and financial services firm. Prior to his career in investment banking, Mr. Gazdak was an entrepreneur who owned and managed an international IT consulting and services firm for 10 years, selling it in 2005. From May 1996 to May 2006, Mr. Gazdak was a national board member and regional president of the TechServe Alliance, which promotes the growth of hundreds of IT-related business around the nation. Mr. Gazdak received his MBA from Columbia Business School with Beta Gamma Sigma honors and received a degree with honors in mechanical engineering from the University of Florida. The Company believes that Mr. Gazdak is qualified to serve on its board of directors because based on his deep experience as an entrepreneur as well as his broad experience in the finance and technology industries.

Dr. Jeffrey M. Gilbert, Director

Dr. Gilbert has been a member of the Company’s board of directors since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range (“XR”), and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on its board of directors to advise the company on technology developments and management based on his long-standing experience in the wireless and technology industries.

Helge Kristensen, Director

Helge Kristensen has been a member of the Company’s board of directors since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on its board of directors because of his technology and managerial experience as well has his knowledge of the audio industry.

Sam Runco, Director

Sam Runco has been a member of the Company’s board of directors since August 2010. Mr. Runco co-founded Runco International, Inc. in 1987 and served as its chief executive officer until 2007. He also served as a director of Focus Enhancements Inc. from August 2004 to September 2008 and a director of the Consumer Electronics Association (“CEA”) and CEA’s video division from 1996 to 2005. In addition, he played a leadership role in the consumer electronics industry as a member of numerous organizations and associations. From 1997 through 2001, Mr. Runco served as a member of the National Academy of Television Arts and Sciences (Emmy) Technical/Engineering Awards Nominating Committee, the Academy of Digital Television Pioneers. He served as member of the Board of Directors/Governors from 1998 through 2000 and again from 2003 through 2005, then as a member of the Board of Industry Leaders of the CEA from 2006 to 2008. He also served as a member of Board of Governors of the Electronic Industries Alliance from 1998 through 2000, and as a member of the Board of the Academy for the Advancement of High End Audio and Video. Mr. Runco is the recipient of the Consumer Electronic Design and Installation Association peer-selected Lifetime Achievement Award and elected to Dealerscope magazine’s Hall of Fame. The Sound & Visionary from S&V Magazine selected him as one of the 10 Most Influential Leaders in the custom installation industry by CE Pro magazine. He was number 1 on the Most Influential Leader list in the custom installation audio/video industry, which was voted on by his peers six years after Mr. Runco sold Runco International, Inc. The Company believes that Mr. Runco is qualified to serve on its board of directors due to his solid reputation with the audio video dealer network and his ability to understand consumer desires and provide guidance on product development. The Company believes that his industry experience, including his knowledge base on dealers and their consumers, will be an excellent resource for the Company.

Brian Herr, Director

Brian Herr has been a member of the Company’s board of directors since February 2018. Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a partner and co-portfolio manager for the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s board of directors pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock. Prior to working for the Medalist Partners platform in October 2010, Mr. Herr worked at Credit Suisse as a portfolio manager within its structured credit effort since August 2006. Prior to that, Mr. Herr worked for two years in the structured products department of Brown Brothers Harriman and Co. as a Structured Products Sector Manager, where his primary responsibilities included trading and sector management for the ABS and RMBS sectors with approximately $2.5 billion in AUM. Prior to that, Mr. Herr, while employed at Brown Brothers Harriman and Co., served in a variety of positions within its institutional fixed income division since 1999. Mr. Herr graduated Boston University in May 1999 with a Bachelors Degree in Economics and a minor in Business Administration. The Company believes that Mr. Herr is qualified to serve on its board of directors because of his extensive financial experience with both large and small cap companies.

Michael Howse, Director

Michael Howse has been a member of the Company’s board of directors since April 2018 and has served as the Company’s Interim Chief Strategy Officer since November 1, 2018. Mr. Howse has served as founder and general partner of Eleven Ventures since 2015, a venture capital firm focused on the consumer technology, digital gaming and VR/AR markets. Previously, from 2013 to 2014, Mr. Howse served as Advanced Micro Devices, Inc.’s Corporate Vice President of New Ventures, where he was responsible for defining cloud GPU platforms and strategies. Prior, from 2008 to 2012, Mr. Howse served as chief executive officer and president of Bigfoot Networks, the creators of the Killer™ branded game networking technology, which was acquired by Qualcomm. Mr. Howse was integral in creating the 3D graphics category for mainstream consumers while serving in senior executive roles at Creative Labs, S3 and 3dfx Interactive. Mr. Howse received his undergraduate degree from UCLA in 1986 and completed the Executive MBA Program at Stanford University in 1995. Since 2013, he has served on the Executive Committee of the UCLA Venture Capital Fund and previously worked at U.S. Venture Partners from 2001 to 2003. Mr. Howse has received numerous industry awards, including “Marketer of the Year” from Marketing Computers Magazine/Brandweek, PC World’s “50 Best Products of All Time”, Fierce Wireless “Fierce 15” as well as an Academy of Interactive Arts & Sciences award for his pioneering work at Total Vision. He has also been a featured speaker at CES, E3, Churchill Club, Digital Hollywood, and Game Developers Conference (“GDC”) amongst others. The Company believes that Mr. Howse is qualified to serve on its board of directors because of his technology and managerial experience as well has his knowledge of the gaming industry.

Lisa Cummins Dulchinos, Director

Lisa Cummins Dulchinos has been a member of the Company’s board of directors since June 2019. Ms. Dulchinos currently serves as Chief Financial Officer and Chief Operating Officer for Ayar Labs, a venture backed startup that is developing an optical based “chiplet” to provide high speed, high density & low power to replace traditional electrical based input/output. She joined Ayar Labs in January 2019 after overseeing a successful sale of Penguin Computing, a private equity backed company, to Smart Global Holdings in June 2018. Prior to that, from May 2007 to October 2012, she served as Chief Financial Officer at Adept Technology, a Nasdaq publicly traded global robotics company, where she oversaw investor relations, led the Sarbanes-Oxley Act of 2002, as amended, compliance, completed multiple acquisitions, and secured bank and equity financing including a secondary public offering. Ms. Dulchinos brings over 25 years of experience as a growth-oriented financial executive in global high-tech organizations. Ms. Dulchinos is a certified public accountant, inactive, earned a Business Economics degree from the University of California Santa Barbara and a Masters in Business Administration from St. Mary’s College.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the eight (8) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our Board currently consists of eight (8) members: Brett Moyer; Jonathan Gazdak; Dr. Jeffrey M. Gilbert; Helge Kristensen; Sam Runco; Brian Herr; Michael Howse; and Lisa Cummins Dulchinos. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

As we are listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. Our Board affirmatively determined that Dr. Jeffrey M. Gilbert, Helge Kristensen, Sam Runco, Brian Herr and Lisa Cummins Dulchinos are “independent directors,” as that term is defined in the Marketplace Rules of the Nasdaq Stock Market.

Board Meetings and Attendance

During fiscal year 2018, the Board held 11 physical/telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board, except Mr. Herr who attended 67% of the meetings of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

This is the first annual meeting of shareholders to be held since the Company’s IPO in 2018.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Brett Moyer, Chief Executive Officer, Summit Wireless Technologies, Inc., 6840 Via Del Oro Ste. 280, San Jose, CA 95119. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a charter, which is available on our website at https://ir.summitwireless.com/governance-docs. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of November 14, 2019, the members of these committees are:

Audit Committee – Lisa Cummins Dulchinos*(1), Brian Herr and Helge Kristensen

Compensation Committee – Helge Kristensen*, Brian Herr, Dr. Jeffrey M. Gilbert

Nominating and Corporate Governance Committee – Helge Kristensen*, Brian Herr, Sam Runco

* Indicates Committee Chair

(1) Indicates Audit Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Lisa Cummins Dulchinos, Brian Herr and Helge Kristensen. Ms. Cummins Dulchinos and Messrs. Herr and Kristensen are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Marketplace Rules of the Nasdaq Stock Market. Our Board has determined that Ms. Cummins Dulchinos shall serve as the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Cummins Dulchinos serves as Chairman of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Subsequent to the Company’s IPO in July 2018 and prior to the filing date of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the Audit Committee held one (1) telephonic meeting at which all of the members of the then current Audit Committee were present, except for Mr. Runco, to review and approve the filing of such Quarterly Report with the SEC.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of the Nasdaq Stock Market.

Compensation Committee

The members of our Compensation Committee are Helge Kristensen, Brian Herr and Dr. Jeffrey M. Gilbert. Messrs. Kristensen, Herr and Gilbert are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Kristensen serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include, among other matters:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

In 2018, the Compensation Committee held one (1) telephonic meeting at which all of the members of the then current Compensation Committee were present.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Brian Herr, Helge Kristensen and Sam Runco. Messrs. Herr, Kristensen and Runco are “independent” within the meaning of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Kristensen serves as Chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board’s performance.

In 2018, the Nominating and Corporate Governance Committee did not hold any meetings at which all of the members of the then current Nominating and Corporate Governance Committee were present.

Family Relationships

There are no relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

 In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

On October 29, 2019, DionyMed Brands Inc., a British Columbia company which Mr. Moyer had been serving as a director, was placed in receivership and Mr. Moyer resigned.

Other than the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Mr. Moyer is both the Chief Executive Officer and Chairman of the Board.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees and officers, including those officers responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Both codes of business conduct and ethics are available on our website at https://ir.summitwireless.com/governance-docs. The information contained in or accessible through the foregoing website is not incorporated herein by reference and is intended for informational purposes only. We intend to disclose any amendments to such codes, or any waivers of its requirements, on our website to the extent required by applicable SEC rules and Nasdaq requirements.

NON-EMPLOYEE DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2018.

Director	Fees Earned or Paid in Cash	Stock Awards (1)		All Other Compensation	Total
Michael A. Fazio	$—	$10,938	(2)	$—	$10,938	(2)
Jonathan Gazdak	$—	$37,500	(3)	$—	$37,500	(3)
Dr. Jeffrey M. Gilbert	$—	$37,500	(4)	$—	$37,500	(4)
Helge Kristensen	$—	$37,500	(5)	$—	$37,500	(5)
Sam Runco	$—	$37,500	(6)	$—	$37,500	(6)
Brian Herr	$—	$—		$—	$—
Michael Howse	$—	$—		$—	$—

(1) In connection with the termination of the Company’s Carve-Out Plan (the “Carve-Out Plan”) and the approval of the 2018 Long-Term Stock Incentive Plan (“LTIP”) on January 31, 2018, the Company’s board of directors approved the issuance of 107,292 shares of restricted common stock to the directors listed in the table above, whose proceeds under the Carve-Out Plan were vested as of that date. See also “Executive Compensation – Non-Equity Incentive Plans.” Such shares were issued to the Company’s directors on January 31, 2018, and were released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019.

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock award to purchase a share of common stock granted to the Company’s directors during the fiscal year ended December 31, 2018, as computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 29, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Mr. Fazio was granted 7,292 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 2,436 shares of which were released to Mr. Fazio on September 1, 2018, and 4,856 shares of which were released to Mr. Fazio in two equal tranches on March 1, 2019 and September 1, 2019.

(3) Mr. Gazdak was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Gazdak on September 1, 2018, and 16,650 shares of which were released to Mr. Gazdak in two equal tranches on March 1, 2019 and September 1, 2019.

(4) Dr. Gilbert was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Dr. Gilbert on September 1, 2018, and 16,650 shares of which were released to Dr. Gilbert in two equal tranches on March 1, 2019 and September 1, 2019.

(5) Mr. Kristensen was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Kristensen on September 1, 2018, and 16,650 shares of which were released to Mr. Kristensen in two equal tranches on March 1, 2019 and September 1, 2019.

(6) Mr. Runco was granted 25,000 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 8,350 shares of which were released to Mr. Runco on September 1, 2018, and 16,650 shares of which were released to Mr. Runco in two equal tranches on March 1, 2019 and September 1, 2019.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Brett Moyer	61	President, Chief Executive Officer and Chairman
George Oliva	58	Chief Financial Officer
Gary Williams	53	Chief Accounting Officer and VP of Finance

Biographical information about Brett Moyer appears above on page 7.

George Oliva, Chief Financial Officer

Mr. Oliva has served as Chief Financial Officer since September 9, 2019. Mr. Oliva has been a partner at Hardesty, LLC, an executive officer consulting service provider, since May 2019, through which he provides financial consulting services to public and private companies nationwide. From August 2018 to April 2019, Mr. Oliva served as Interim Chief Financial Officer of SpineEx, Inc., a California-based medical equipment manufacturer, where he was responsible for managing the company’s financial, human resource and information technology departments. From June 2018 to August 2018, he served as Vice President of Finance of GameWorks, a family entertainment chain, where he developed a plan to restructure the company’s business in connection with an acquisition by a lender. From March 2017 to June 2018, Mr. Oliva served as controller for Eva Automation, an audio company, where he implemented purchase accounting in connection with a $180 million acquisition. From August 2016 to March 2017, Mr. Oliva served as Interim Vice President of Finance of PDF Solutions, Inc., a multinational software and engineering services company, where he managed the company’s financial and accounting departments. From March 2014 to June 2016, Mr. Oliva served as corporate controller of Tegile Systems, a California-based manufacturer of flash storage arrays. Prior to 2014, Mr. Oliva served as Interim Chief Financial Officer and Vice President of Finance and as corporate controller for various other companies in California. Mr. Oliva is a certified public accountant, inactive, and holds a B.S. in Business Administration from the Walter A. Haas School of Business of the University of California, Berkeley.

Gary Williams, Chief Accounting Officer and Vice President of Finance

Gary Williams has served as Chief Accounting Officer since September 9, 2019 and as Vice President of Finance since the Company’s founding in August 2010. Mr. Williams previously served as Secretary and Chief Financial Officer since the Company’s founding in August 2010 until September 9, 2019. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a certified public accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for Fiscal Years 2018 and 2017

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brett Moyer
President and Chief	2018	$299,566	(3)	$38,493	$405,035	-	-	$743,093	(2)
Executive Officer	2017	$282,505	(3)	-	-	-	-	$282,505	(2)

Gary Williams
Chief Financial Officer,	2018	$228,365	(4)	$94,486	$262,479	-	-	$585,330	(3)
Secretary and VP of Finance	2017	$217,769	(4)	-	-	-	-	$217,769	(3)

(1)	Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock award to purchase a share of common stock granted to the named executive officers during the fiscal year ended December 31, 2018, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 29, 2019. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 445,009 shares of restricted common stock to its named executive officers, whose proceeds under the Carve-Out Plan were vested as of that date (the “January 2018 Restricted Stock Grant”). See also “Executive Officer Compensation – Non-Equity Incentive Plans”. Such shares were issued to such officers on January 31, 2018, and were released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. The amounts listed in this column reflect the total value of such shares issued on January 31, 2018. See the footnotes to the table titled “Executive Officer Compensation – Outstanding Equity Awards as of December 31, 2018” for the value of the shares released to each named executive officer in each tranche.

(3)	During the year ended December 31, 2017, Mr. Moyer was paid $256,734 of the $282,505 owed to him under the temporary salary reduction that he agreed to receive under his employment agreement with the Company, as well as $167,000 owed for services performed in 2016. During the year ended December 31, 2018, Mr. Moyer’s voluntary reduced compensation continued through June 4, 2018, reducing his total 2018 salary to $299,566 instead of $335,000. In addition, the Company paid Mr. Moyer an additional $25,771 during the year ended December 31, 2018 in order to compensate him for the salary that he was owed for the services that he provided in 2017.

(4)	During the year ended December 31, 2017, Mr. Williams was paid $217,769 under the temporary salary reduction that he agreed to receive under his employment agreement with the Company, as well as $59,769 owed for services performed in 2016. During the year ended December 31, 2018, Mr. Williams’ voluntary reduced compensation continued through June 4, 2018, reducing his total 2018 salary to $228,365 instead of $250,000.

Executive Employment Agreements and Arrangements

We are party to an employment agreement with Brett Moyer, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Moyer agreed to serve as our Chief Executive Officer and President in consideration for an annual cash salary, which was set at $335,000 for the years ended December 31, 2018 and 2017. For additional information on the amounts paid to Mr. Moyer during such periods, refer to the footnotes of the Summary Compensation Table above. Pursuant to Mr. Moyer’s employment agreement, if he is terminated “without cause”, as defined in such agreement, he is entitled to receive 12 months of salary and all options held will immediately vest and become exercisable. Additionally, in the event that Mr. Moyer’s contract is not renewed, he shall receive 12 months of his then current salary. Such agreement provides for incentive bonuses as determined by the Board, and employee benefits, including health and disability insurance, in accordance with our policies, and shall automatically renew for successive one-year terms, unless terminated by either party 30 days prior to the end of the then current term.

We are party to an employment agreement with Gary Williams, which we assumed on or about August 1, 2010 and which was amended in 2011. Pursuant to such agreement, Mr. Williams agreed to serve as our Executive Vice President of Finance and Chief Financial Officer in consideration for an annual cash salary, which was set at $250,000 for the years ended December 31, 2018 and 2017. For additional information on the amounts paid to Mr. Williams during such periods, refer to the footnotes of the Summary Compensation Table above. Pursuant to Mr. Williams’ employment agreement, if he is either terminated “without cause” or in the event of a “change in control”, as defined in such agreement, he is entitled to 12 months of salary, payment of prorated bonus amounts and all stock and options held will immediately vest and become exercisable. Such agreement provides for bonuses, as determined by our board of directors, and employee benefits, including health and disability insurance, in accordance with our policies and automatically renews for consecutive one-year terms, unless terminated by either party 90 days prior to the end of the then current term. Effective September 9, 2019, Gary Williams was succeeded by George Oliva as Chief Financial Officer, assumed the role of Chief Accounting Officer and continued to serve as Vice President of Finance. Upon assuming the role of Chief Accounting Officer, Mr. Williams’ employment agreement was amended to state that if he is either terminated “without cause” or in the event of a “change in control”, as defined in such agreement, he is entitled to six months of salary.

Equity Incentive Plans

On January 30, 2018, the Company’s board of directors approved the establishment of the LTIP. The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first business day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. For fiscal year 2018, up to 300,000 shares of Common Stock were initially available for participants under the LTIP, which shares were granted outside the LTIP’s first year share availability pool. For fiscal year 2019, up to 2,304,909 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 1,284,470 and 153,126 shares of restricted common stock to certain of its employees and directors, respectively, whose proceeds under the Carve-Out Plan were vested as of that date (the “January 2018 Restricted Stock Grant”). Such shares were issued to such persons on January 31, 2018, and were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. As of December 31, 2018, 473,091 shares of restricted common stock were released and 929,264 shares of restricted common stock were released on each of March 1, 2019 and September 1, 2019, with an additional 35,241 shares to be released to a terminated employee in five equal tranches over the next 26 months pursuant to the terms of such employee’s restricted stock agreement.

The January 2018 Restricted Stock Grant and the LTIP were approved by a majority of the Company’s stockholders on January 31, 2018.

Non-Equity Incentive Plans

On January 30, 2018, the Company terminated the Company’s Carve-Out Plan. Prior to its cancellation, our employees and directors of the Company were entitled to participate in the Carve-Out Plan at the discretion of the Company’s Board. Each Carve-Out Plan participant was awarded points which entitled that participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Carve-Out Plan participant were equal to an amount determined in accordance with the following formula: (number of points held by participant divided by total points outstanding) multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equaled the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the year ended December 31, 2018. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards as of December 31, 2018

The following table provides information regarding the unexercised warrants to purchase common stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards				Stock Awards
Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/ Warrant Exercise Price ($/Sh)	Option/ Warrant Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Brett Moyer	5,556	—	$5.40	2/4/2021	—	(1)	$—	(1)	—	(1)	$—	(1)
	22,223	—	$4.50	2/9/2021
	3,102	—	$4.50	3/31/2021
	4,745	—	$5.40	4/11/2021
	4,778	—	$5.40	6/9/2021
	3,102	—	$4.50	6/30/2021
	9,058	—	$5.40	12/23/2021
	9,058	—	$5.40	2/28/2023
	4,630	—	$3.00	6/27/2023
	13,889	—	$3.00	7/25/2023

Gary Williams	2,056	—	$4.50	3/31/2021	—	(2)	$—	(2)	—	(2)	$—	(2)
	2,055	—	$4.50	6/30/2021
	7,156	—	$5.40	11/30/2022

(1) Mr. Moyer was granted 270,023 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 90,187 shares of which were released to Mr. Moyer on September 1, 2018, which were valued at $437,407 and forfeited by Mr. Moyer to cover tax withholding obligations in connection with the release of such stock. The remaining 179,836 shares were released to Mr. Moyer in two equal tranches on March 1, 2019 and September 1, 2019, the values of which were based on the fair market value of the common stock on each such date of release.

(2) Mr. Williams was granted 174,986 shares of restricted common stock in connection with the termination of the Carve-Out Plan, 58,446 shares of which were released to Mr. Williams on September 1, 2018, which were valued at $283,463, and 20,199 shares of which were forfeited by Mr. Williams to cover tax withholding obligations in connection with the release of such stock. The remaining 116,540 shares were released to Mr. Williams in two equal tranches on March 1, 2019 and September 1, 2019, the values of which were based on the fair market value of the common stock on each such date of release.

Equity Compensation Plan Information as of December 31, 2018

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under the Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	-	$-	2,304,949
Equity compensation plans not approved by security holders	-	-	-
Total	-	$-	2,304,949

(1)	See “Executive Officer Compensation – Equity Incentive Plans.”

(2)	In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 1,437,596 shares of restricted common stock to certain of its employees and directors, whose proceeds under the Carve-Out Plan were vested as of that date. See also “Executive Officer Compensation – Non-Equity Incentive Plans”. Such shares were issued to such persons on January 31, 2018, and were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. As of December 31, 2018, 473,091 shares of restricted common stock were released and 929,264 shares of restricted common stock were to be released in two equal tranches on March 1, 2019 and September 1, 2019, with an additional 35,241 shares to be released to a terminated employee in five equal tranches over the next 26 months pursuant to the terms of such employee’s restricted stock agreement. See “Executive Officer Compensation – Non-equity Incentive Plans.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Except as described below, since January 1, 2017, there have been no transactions, whether directly or indirectly, between us and any of our officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of our total assets at year end for the past two fiscal years.

Warrant Amendment and Exercise Agreements

Between September 25, 2019 and October 8, 2019, the Company and certain holders (each a “Holder” and collectively, the “Holders”) of the Company’s common stock purchase warrants, with exercise prices between $3.00 and $5.40 (collectively, the “Original Warrants”), including the Company’s Series D common stock purchase warrants, Series F common stock purchase warrants (the “Series F Warrants”) and Series G common stock purchase warrants (the “Series G Warrants”), entered into Warrant Amendment and Exercise Agreements (the “Warrant Amendment Agreements”), pursuant to which the Company agreed to reduce the exercise price of each Original Warrant to $0.80 (the “Reduced Exercise Price”), and for each Original Warrant exercised by a Holder at the Reduced Exercise Price, the Company agreed to reduce the exercise price of Original Warrants to purchase up to an equivalent number of shares of Common Stock (the “Amended Warrants”) to $0.79 (the “Amended Exercise Price”). The Company entered into Warrant Amendment Agreements with 24 Holders, under which Original Warrants were exercised for a total of 1,044,861 shares of Common Stock and the Company received gross proceeds of $836,000. Remaining Original Warrants for 1,333,860 shares of Common Stock had their exercise price adjusted to the Amended Exercise Price of $0.79.

Additionally, pursuant to the Warrant Amendment Agreements, the Company agreed to prepare and file with the SEC, as soon as practicable, but in no event later than November 4, 2019 (as extended by the Settlement Agreements (as defined below) to November 18, 2019), a registration statement on Form S-3 to register all shares of Common Stock received by the Holders upon exercise of any Warrant (as defined in the Warrant Amendment Agreements) and all shares of Common Stock underlying the Original Warrants (as defined in the Warrant Amendment Agreements) (such issued and underlying shares, the “Resale Shares”).

From November 3, 2019 to November 6, 2019, the Company entered into settlement agreements (each a “Settlement Agreement” and collectively, the “Settlement Agreements”) with each of the Holders (other than the Medalist Funds, whose Settlement Agreement is described below) pursuant to which the Company agreed to issue such Holders an aggregate of 152,944 additional shares of common stock, with such shares meant to compensate such Holders for the difference between the Amended Exercise Price and the lower priced shares that were offered to investors in connection with the Company’s earlier registered direct offering of an aggregate of 2,500,000 shares of Common Stock, priced at $0.70 per share, that the Company closed on October 16, 2019 (the “Registered Direct Offering”). In addition, pursuant to the Settlement Agreements, the Company and the Holders agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

Brett Moyer

Mr. Moyer has served as the Company’s President, Chief Executive Officer and a board member since the Company’s founding in August 2010.

In December 2016, Mr. Moyer extinguished secured promissory notes of the Company, consisting of an aggregate of $135,704, a promissory note of the Company in the principal amount of $50,000 and $69,290 of reimbursable expense reports, and invested the aggregate sum of $269,091 in the Company’s Series D convertible note (the “Series D Notes”) financing. In connection with the Series D Convertible Notes financing, the Company also issued Mr. Moyer a warrant to purchase 9,058 shares of common stock at an exercise price of $5.40. In connection with the extension of the maturity date of such Series D Convertible Note to June 30, 2018, the number of warrants granted to Mr. Moyer in connection with such financing was doubled, or increased by 9,058, effective February 28, 2018.

In April 2018, the Company issued Mr. Moyer a $62,500 Series G 20% Original Issue Discount Senior Secured Promissory Note, as amended (a “Series G Note”), in consideration for $50,000 of expenses incurred by Mr. Moyer. In June 2018, in consideration for extending the maturity date of the Series G Note, Mr. Moyer was granted a warrant to purchase 4,630 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Note and agreeing to make the note convertible, Mr. Moyer was granted a warrant to purchase 13,889 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $537,336 of principal under convertible promissory notes, and all accrued interest, was automatically converted into a total of 157,881 shares of common stock and the warrants issued in connection with the Series G Notes now have an exercise price of $3.00.

On October 7, 2019, Mr. Moyer entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Moyer exercised Original Warrants for a total of 9,058 shares of Common Stock and the Company received proceeds of $7,246.40. On November 3, 2019, Mr. Moyer entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company agreed to issue Mr. Moyer 1,294 additional shares of Common Stock.

As of November 14, 2019, Mr. Moyer was owed $0 of principal under convertible promissory notes and owned 1.9% of the outstanding shares of the Company’s Common Stock.

Gary Williams

Mr. Williams has served as the Company’s Chief Accounting Officer since September 2019, as the Company’s VP of Finance since August 2010 and previously served as the Company’s Chief Financial Officer from August 2010 to September 2019.

On October 7, 2019, Mr. Williams entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Williams exercised Original Warrants for a total of 3,578 shares of Common Stock and the Company received proceeds of $2,862.40. On November 3, 2019, Mr. Williams entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company agreed to issue Mr. Williams 512 additional shares of Common Stock.

Michael Fazio

Mr. Fazio is the chairman of MARCorp Financial LLC, a private equity firm located in Illinois. Mr. Fazio previously served as a member of the Company’s Board, which tenure commenced on May 2017 and ended on June 19, 2019. On May 17, 2017, the Company entered into a securities purchase agreement with MARCorp Signal, LLC, pursuant to which the Company borrowed a total of $5,000,000 from MARCorp Signal, LLC in consideration for the Series E Convertible Note. MARCorp Signal, LLC is a wholly-owned subsidiary of MARCorp Financial LLC. In connection with such borrowings, MARCorp Signal, LLC was issued a warrant to purchase 2,614,381 of the Company’s common units, which warrant was exercisable at $4.50 per unit and had a five-year life. On November 30, 2017, MARCorp Signal, LLC’s Series E Convertible Note was repaid by the Company in full. Pursuant to a settlement agreement that the Company entered into with MARCorp Signal, LLC on July 25, 2018, a warrant to purchase an aggregate of 487,864 shares of common stock was issued to MARCorp Signal, LLC, and following the Company’s IPO, the exercise price of the warrants issued in connection with the Series E Convertible Note became $3.00. As of November 14, 2019, Mr. Fazio was owed $0 of principal under convertible promissory notes and owned less than 1% of the outstanding shares of the Company’s common stock.

Jonathan Gazdak

Mr. Gazdak is Managing Director – Head of Investment Banking for Alexander Capital, L.P., an investment banking firm based in New York. Mr. Gazdak has been a member of the Company’s board of directors since June 2015. Alexander Capital, L.P. has acted as the lead investment bank in a number of the Company’s private financings and as an underwriter for the Company’s IPO.

The Company signed an engagement letter with Alexander Capital, L.P. in August of 2014 (“August 2014 Engagement Letter”), under which Alexander Capital, L.P. earned a fee on total investments by their clients. Alexander Capital, L.P. earned fees of $1,058,575 and $321,300 for the years ended December 31, 2017 and 2018, respectively, under the August 2014 Engagement Letter. In connection with the August 2014 Engagement Letter, which was terminated immediately prior to the IPO, Alexander Capital, L.P. has been issued warrants to purchase a total of 588,391 shares of common stock, exercisable at prices between $3.30 and $5.40 per share and for five years from the date of issuance.

Pursuant to the underwriting agreement entered into between the Company and Alexander Capital, L.P. in connection with the IPO (the “Underwriting Agreement”), Alexander Capital, L.P. was paid a cash fee of $900,000, as well as a non-accountable expense allowance of $120,000 and reimbursements of $100,000. Pursuant to the Underwriting Agreement, the Company issued Alexander Capital, L.P. a warrant to purchase 72,000 shares of common stock. Such warrant is exercisable at a per share price of $6.25 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the IPO, which period shall not exceed five years from such effective date.

In February 2017, Mr. Gazdak extinguished $12,000 of expense reports and invested $12,000 in the Company’s Series D Convertible Notes financing. On July 25, 2018, in connection with the Company’s IPO, $21,176 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 5,647 shares of common stock.

On April 4, 2019, the Company signed another engagement letter with Alexander Capital, L.P. under which Alexander Capital, L.P. earns a fee on total investments by its clients. In connection with the issuance of the initial tranche of the Series A Preferred Stock, Alexander Capital, L.P. earned a fee of $80,000 and the Company agreed to issue it a warrant to purchase 40,816 shares of Common Stock. Such warrant is exercisable at a per share price of $2.18 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the issuance of such Common Stock, which period shall not exceed five years from such effective date

On April 17, 2019, the Company entered into an underwriting agreement with Alexander Capital, L.P. in connection with an offering by the Company of 4,075,726 shares of Common Stock, pursuant to which Alexander Capital, L.P. was paid cash fees of $406,554 as well as a non-accountable expense allowance of $54,207 and reimbursements of $100,000 and pursuant to which the Company agreed to issue a warrant to purchase 122,272 shares of Common Stock. Such warrant is exercisable at a per share price of $1.66 and is exercisable at any time during the five-year period commencing 180 days from the effective date of the issuance of such Common Stock, which period shall not exceed five years from such effective date.

On October 16, 2019, the Company entered into another underwriting agreement with Alexander Capital, L.P. in connection with an offering by the Company of up to an aggregate of 2,500,000 shares of Common Stock, pursuant to which Alexander Capital, L.P. was paid cash fees of $131,250 as well as a non-accountable expense allowance of $17,500 and reimbursements of $43,750 and pursuant to which the Company agreed to issue a warrant to purchase 75,000 shares of common stock. Such warrant is exercisable at a per share price of $0.875 and is exercisable at any time during the five-year period commencing one year from the effective date of the issuance of such stock, which period shall not exceed five years from such effective date.

On October 7, 2019, Mr. Gazdak entered into a Warrant Amendment Agreement with the Company, as described above. Mr. Gazdak exercised Original Warrants for a total of 3,138 shares of Common Stock and the Company received proceeds of $2,510.40. On November 6, 2019, Mr. Gazdak entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company agreed to issue Mr. Gazdak 449 additional shares of Common Stock. In connection with the Company’s entry in the Warrant Amendment Agreements, Alexander Capital, L.P. was paid a cash fee of $51,374.

As of November 14, 2019, Mr. Gazdak was owed $0 of principal under convertible promissory notes and owned less than 1% of the outstanding shares of the Company’s common stock.

Helge Kristensen

Mr. Kristensen has served as a member of the Company’s Board since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service-branding in lifestyle products as well as pro line products based in China and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

In February 2016, Inizio Capital invested $50,000 as one the participants in the Five February 2016 Notes. In connection with agreeing to a maturity date extension of such notes, Inizio Capital and Hansong Technology received warrants to purchase 1,341 and 942 shares of common stock, respectively, at an exercise price of $5.40. In April 2016, the Company shipped finished inventory valued at $75,750 to Hansong Technology, which the parties agreed would be a principal reduction payment of the December 2015 Note (defined below). In connection with the sale of product on December 22, 2015, the Company entered into a Loan and Securities Agreement and a separate Secured Promissory Note with the principal face value of $353,475 (the “December 2015 Note”). In May 2016, Inizio Capital participated in the Company’s preferred unit financing in the amount of $131,696. In connection with this preferred unit financing, Inizio Capital’s $131,696 was converted at $4.50 per unit, and it received 29,266 of the Company’s preferred units. In addition, all participants who participated in the Company’s preferred unit financing had their outstanding common units of the Company immediately convert into an equal number of preferred units of the Company. As such, the 87,445 common units of the Company owned by Inizio Capital that were immediately outstanding prior to its participation in the Company’s preferred unit financing were converted into 87,445 of the Company’s preferred units.

In the first quarter of 2017, the Company shipped an additional $277,725 of its finished inventory to Hansong Technology, which fulfilled the Company’s obligation to ship its products to the lender and satisfied the Company’s obligation to repay the principal balance of the December 2015’s Note, leaving only unpaid accrued interest of $42,000.

On July 25, 2018, in connection with the Company’s IPO, $50,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 27,923 shares of common stock.

As of November 14, 2019, affiliates of Mr. Kristensen were owed $0 of principal under convertible promissory notes and owned less than 1% of the outstanding shares of the Company’s common stock.

Michael Howse

The Company is party to an agreement with Michael Howse, dated April 6, 2018, as amended effective as of December 27, 2018 (the “Howse Agreement”), pursuant to which Mr. Howse was appointed interim role as chief strategy officer on an “at-will” basis in consideration for a monthly cash salary as well as (i) a warrant to purchase 110,000 shares of our common stock, exercisable at a per share price of $2.00 and which vested monthly over a nine-month period and which fully vested on January 6, 2019 and (ii) a warrant to purchase 165,000 shares of our common stock, exercisable at a per share price of $2.00, which shall vest, so long as Mr. Howse continues to serve as interim chief strategy officer and/or as a member of our board of directors, (x) as to 110,000 shares of common stock upon the achievement of a significant milestone and (y) as to 65,000 shares of common stock upon the achievement of an additional significant milestone. The foregoing exercise prices are subject to adjustment as provided in each warrant. Pursuant to the Howse Agreement, such warrants shall fully vest on the earlier of (1) immediately prior to a Fundamental Transaction, as defined in such agreement, (2) Mr. Howse’s removal from our board of directors for any reason other than his resignation, his intentional illegal conduct or gross misconduct, or his conviction for any felony, theft, embezzlement or violent crime. In addition, pursuant to the Howse Agreement, we also agreed to appoint Mr. Howse to our Board, where he may only be removed for cause, or his termination or resignation.

Under the Howse Agreement, if the Company raises capital in one or more financings from certain pre-approved strategic investors, or is acquired by a third-party during the period that Mr. Howse serves as interim chief strategy officer (or within six months thereafter), he will receive a percentage cash bonus concurrently with the closing of such transaction based on the amount raised or consideration paid for the Company, as applicable, (A) which bonus doubles in the event that the Company does not incur an amount equal to 2% or more of the Consideration (as defined in the Howse Agreement) in fees to any investment bank in connection with such transaction, if such transaction is a Fundamental Transaction (such fees, “General Expenses”), and (B) 50% of which bonus may be paid as a convertible note or preferred equity with the same terms as the other participants in such transaction, if such transaction is a financing. Pursuant to the Howse Agreement, we may terminate Mr. Howse at any time, with or without cause, upon 90 days’ prior written notice. Such agreement provides for Company-sponsored benefits in accordance with our policies. Pursuant to the Howse Agreement, effective November 1, 2018, Mr. Howse was placed on our payroll and is now considered a part-time Company employee.

In connection with the Howse Agreement, the Company is also party to the Deferred Shares Agreement, entered into on January 4, 2019 (the “Deferred Shares Agreement”), pursuant to which the Company granted Mr. Howse up to 400,000 deferred shares under the LTIP (the “Deferred Shares”). Pursuant to such agreement, if a Fundamental Transaction has not occurred within 180 days of the earlier of the date on which Mr. Howse no longer serves (i) as our interim chief strategy officer or (ii) on our Board, all of the Deferred Shares shall be forfeited and Mr. Howse will have no further rights to such shares. Pursuant to such agreement, the Deferred Shares shall vest immediately prior to a Fundamental Transaction, and the number of Deferred Shares that shall vest is based on the Consideration paid for the Company in such transaction, which number of Deferred Shares that shall vest to double in the event that the Company does not incur General Expenses.

As of November 14, 2019, Mr. Howse has vested warrants to purchase 110,000 shares of common stock, was owed $0 of principal under convertible promissory notes and owned none of the outstanding shares of the Company’s common stock.

Brian Herr

Mr. Herr is Chief Investment Officer and Co-Head of Structured Credit and Asset Finance, for the Medalist Partners platform (f/k/a Candlewood Structured Strategy Funds) and serves as a partner and co-portfolio manager for each of the Medalist Partners Harvest Master Fund, Ltd. and Medalist Partners Opportunity Master Fund A, LP (collectively, the “Medalist Funds”). Mr. Herr was granted a seat on the Company’s Board pursuant to a securities purchase agreement, dated as of November 30, 2017, between the Company and the Medalist Funds, pursuant to which the Company also issued to the Medalist Funds an aggregate of $2,000,000 Series F Convertible Notes and warrants to purchase an aggregate of 222,222 shares of our common stock which are exercisable for a price of $3.60 per share. In addition, between April 20, 2018 and June 29, 2018, the Company issued an aggregate of $2,437,500 of Series G Convertible Notes to the Medalist Funds and warrants to purchase an aggregate of 180,570 shares of our common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, the Medalist funds were granted a warrant to purchase 541,666 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $3,950,000 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 1,950,348 shares of common stock and the exercise price of the warrants issued in connection with the Series G Notes became $3.00.

In addition, on October 8, 2019, each of the Medalist Funds entered into a Warrant Amendment Agreement with the Company, as described above. In connection with and prior to the Warrant Amendment Agreement that each of the Medalist Funds entered into, the Company also executed Amendment No. 1 to the Series F Warrants held by each of the Medalist Funds (the “Series F Warrant Amendment”), pursuant to which each such Series F Warrant was further amended to add, among other things, fundamental transaction and subsequent rights offerings provisions as well as a 9.99% beneficial ownership limitation (the “Beneficial Ownership Limitation”).

Pursuant to Warrant Amendment Agreements that were entered into with each of the Medalist Funds, with respect to the Series F Warrants and Series G Warrants, if the exercise of an Original Warrant at the Reduced Exercise Price would cause each of the Medalist Funds to exceed the Beneficial Ownership Limitation, in lieu of receiving such number of shares of Common Stock in excess of the Beneficial Ownership Limitation, the Company will only issue such number of shares of Common Stock to each of the Medalist Funds as would not cause each of the Medalist Funds to exceed the maximum number of shares of Common Stock permitted under the Beneficial Ownership Limitation, and each of the Medalist Funds shall be issued, at an exercise price equal to the Reduced Exercise Price less $0.79 per share, pre-funded common stock purchase warrants covering such number of shares of Common Stock as would otherwise have been in excess of the Beneficial Ownership Limitation (the “Pre-Funded Warrants”). In connection with such exercises, the Medalist Funds were issued Pre-Funded Warrants to purchase an aggregate of 414,364 shares of Common Stock. The Company received aggregate gross proceeds of approximately $327,000 in connection with the Pre-Funded Warrants.

On November 4, 2019, the Company entered into a Settlement Agreement with the Medalist Funds, pursuant to which the Company agreed to pay the Medalist Funds an aggregate of $47,223 in cash, with such cash meant to compensate the Medalist Funds for the difference between the Amended Exercise Price and the lower priced shares of Common Stock that were offered to investors in connection with the Registered Direct Offering. In addition, pursuant to the Settlement Agreement, the Company and the Medalist Funds agreed to extend the date by which the Company would file a registration statement on Form S-3 to register all of the Resale Shares from November 4, 2019 to November 18, 2019.

As of November 14, 2019, the Medalist Funds were owed $0 of principal under convertible promissory notes and owned 8.3% of the outstanding shares of the Company’s common stock.

Significant Unitholders/Stockholders

In January 2017, Carl E. Berg invested the aggregate sum of $300,000 in the Company’s Series D Convertible Note financing and was granted a warrant to purchase 39,216 shares of common stock at an exercise price of $5.40.

Effective February 28, 2018, Mr. Berg agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, Mr. Berg’s warrant to purchase 39,216 shares of common stock at an exercise price of $5.40 was doubled, or increased by 39,216. In addition, Mr. Berg agreed to extend the maturity date of his various other convertibles notes to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018. In connection with the maturity date extensions, Mr. Berg received warrants to purchase a total of 25,965 shares of common stock at an exercise price of $5.40.

On July 25, 2018, in connection with the Company’s IPO, $1,479,412 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 464,687 shares of common stock.

As of November 14, 2019, Mr. Berg was owed $0 of principal under convertible promissory notes and owned 6.5% of the outstanding shares of the Company’s Common Stock.

In July 2017, Lisa Walsh invested an additional $360,000 in the Company’s Series D Convertible Note financing and received a warrant to purchase 47,059 shares of common stock at an exercise price of $5.40. Effective February 28, 2018, Ms. Walsh agreed to extend the maturity date of such note to June 30, 2018, which was later amended to extend the maturity date to July 25, 2018, and which accrued an additional 10% interest on the first day of every month, beginning March 1, 2018, so long as such note remained outstanding. In connection with the maturity date extension, the warrants granted to Ms. Walsh to purchase 112,419 shares of common stock at an exercise price of $5.40 was doubled, or increased by 112,419. In November 2017, Ms. Walsh invested $6,500,000 in the Company’s Series F Convertible Note financing and was issued warrants to purchase 722,222 shares of common stock at an exercise price of $5.40 per share.

In May 2018, Ms. Walsh participated in the Company’s Series G Convertible Notes offering and was issued a $312,500 Series G Convertible Note and a warrant to purchase 23,150 shares of common stock. In July 2018, in consideration for extending the maturity date of the Series G Convertible Notes and agreeing to make the note convertible, Ms. Walsh was granted a warrant to purchase 69,444 shares of common stock. On July 25, 2018, in connection with the Company’s IPO, $8,330,147 of principal under convertible promissory notes, and all accrued interest, were automatically converted into a total of 2,938,650 shares of common stock and the exercise price of the warrants issued in connection with the Series F and Series G Notes became $3.60 and $3.00, respectively.

On April 18, 2019, the Company entered into a Securities Purchase Agreement, dated as of April 18, 2019, with Ms. Walsh (the “Preferred SPA”), pursuant to which the Company issued 250,000 shares of its Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which shares have a stated value of $4.00, grant holders the same voting rights as holders of our shares of Common Stock, and are convertible into shares of Common Stock at a price of $4.00 per share, subject to a floor price of $1.50 and to adjustment under the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock, in consideration for $1,000,000 (the “Initial Tranche”). The Series A Preferred Stock may be issued in tranches of at least $500,000 and in an aggregate of up to $5,000,000. In connection with the Initial Tranche, the Company also issued to Ms. Walsh a warrant to purchase 255,102 shares of Common Stock, which is immediately exercisable, has a five-year life, has an exercise price of $1.98 and is subject to 4.99/9.99% blockers and to adjustment for stock dividends and splits. Pursuant to the Preferred SPA, holders of shares of the Series A Preferred Stock (i) have the right to require the Company to register the shares of Series A Preferred Stock as well as the shares of Common Stock underlying such shares and the warrant issued to Ms. Walsh within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $1,000,000.

In connection with the Registered Direct Offering, Ms. Walsh purchased 1,000,000 shares of Common Stock at a price of $0.70 per share. The Company received proceeds of $700,000 from such purchase.

On October 7, 2019, Ms. Walsh entered into a Warrant Amendment Agreement with the Company, as described above. Ms. Walsh exercised Original Warrants for a total of 519,827 shares of Common Stock and the Company received proceeds of $415,861.60. On November 3, 2019, Ms. Walsh entered in a Settlement Agreement with the Company, as described above, pursuant to which the Company agreed to issue Ms. Walsh 74,261 additional shares of Common Stock.

As of November 14, 2019, Ms. Walsh was owed $0 of principal under convertible promissory notes and owned 22.8% of the outstanding shares of the Company’s Common Stock. In addition, Ms. Walsh owns 100% of the Company’s Series A Preferred Stock.

Review of Related Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq Stock Market regulations. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Audit Committee. A related party is any: (i) person who is or was (since the beginning of the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Audit Committee, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by Nasdaq, and whether the transaction would disqualify the individual from serving on the Audit Committee or the Compensation Committee or other committees of the Board under applicable Nasdaq and other regulatory requirements.

The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal year 2018. During the fiscal year ended December 31, 2018, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, with the exception of our officers, directors and greater than 10 percent (10%) beneficial owners listed in the table below:

Name	Number of Late Reports	Description
Brett Moyer	1	One transaction was not reported on a timely basis (upon the disposal of shares of Common Stock).
Gary Williams	1	One transaction was not reported on a timely basis (upon the disposal of shares of Common Stock).
Carl E. Berg	1	Mr. Berg’s Form 3 was not filed on a timely basis.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual consolidated financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Public Company Accounting Oversight Board (United States) (“PCAOB”); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s consolidated financial statements, the Audit Committee met with management and the Company’s independent registered public accounting firm, including meetings with the Company’s independent registered public accounting firm without management present, to review and discuss all consolidated financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant PCAOB Auditing Standard 1301, “Communication with Audit Committees.”

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with BPM LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by PCAOB.

Recommendations of the Audit Committee.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Lisa Cummins Dulchinos, Chairman

Brian Herr

Helge Kristensen

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

BPM LLP (“BPM”) has served as our independent registered public accounting firm since 2016 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of an independent registered public accounting firm.

BPM has no interest, financial or otherwise, in our Company. We do not currently expect a representative of BPM to physically attend the Annual Meeting, however, it is anticipated that a BPM representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BPM for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit fees (1)	$364,293	$137,974
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees	—	—
Total	$364,293	$137,974

(1)	“Audit fees” include fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2)	“Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees”.

(3)	“Tax fees” include fees for tax advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairman of the Audit Committee has been delegated the authority by such committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairman of the Audit Committee must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended, or applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock, in the aggregate, present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC.  Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov.  You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

*************

It is important that the proxies be returned promptly and that your shares of Common Stock and/or Series A Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

November 19, 2019	By Order of the Board of Directors,

/s/ Brett Moyer
Brett Moyer
Chairman and Chief Executive Officer

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on December 19, 2019 at 2:00 p.m., Pacific Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

2019 Annual Meeting of Stockholders Proxy Card – Summit Wireless Technologies, Inc.

▼          DETACH PROXY CARD HERE TO VOTE BY MAIL          ▼

(1)	Election of Directors:

	☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Brett Moyer	02 Jonathan Gazdak	03 Dr. Jeffrey M. Gilbert
04 Helge Kristensen	05 Sam Runco	06 Brian Herr
07 Michael Howse	08 Lisa Cummins Dulchinos

(2)	To approve a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

☐	VOTE FOR	☐	VOTE AGAINST	☐	ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ENCLOSED PROXY.

SUMMIT WIRELESS TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 19, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of Summit Wireless Technologies, Inc. (the “Company”), hereby appoints Brett Moyer as attorney-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and/or Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 19, 2019, at the Company’s offices at 8875 NE Von Neumann Dr. Suite 100, Hillsboro, Oregon 97006, at 2:00 p.m., Pacific Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 19, 2019 AT 2:00 P.M., PACIFIC TIME, AT THE COMPANY’S OFFICES AT 8875 NE VON NEUMANN DR. SUITE 100, HILLSBORO, OREGON 97006 ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)